EXHIBIT (j)(2)

 CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No.189 to Registration Statement No. 002-90946 of Eaton Vance Mutual Funds Trust on Form N-1A of our reports dated as indicated on the attached Appendix A relating to the financial statements and financial highlights of the Funds listed on the attached Appendix A, certain of the funds constituting Eaton Vance Special Investment Trust (the “Trust”), appearing in the Annual Report on Form N-CSR of the Trust for the year ended December 31, 2011, and to the references to us under the headings “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statements of Additional Information, which are part of such Registration Statement.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

April 26, 2012

Appendix A

Report Date

Fund

February 21, 2012

Eaton Vance Balanced Fund

February 16, 2012

Eaton Vance Dividend Builder Fund

February 14, 2012

Eaton Vance Large-Cap Growth Fund

February 14, 2012

Eaton Vance Large-Cap Value Fund

February 20, 2012

Eaton Vance Small-Cap Fund

February 16, 2012

Eaton Vance Small-Cap Value Fund

February 20, 2012

Eaton Vance Special Equities Fund

February 17, 2012

Eaton Vance Parametric Option Absolute Return Strategy Fund